Exhibit 10.9

Director Form

HORNBECK OFFSHORE SERVICES, INC.

2005 LONG TERM INCENTIVE PLAN

(AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 1, 2026)

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT GRANT NOTICE

Pursuant to the terms and conditions of the Hornbeck Offshore Services, Inc. 2005 Long Term Incentive Plan (as amended and restated effective September 1, 2026) (f/k/a Helix Energy Solutions Group, Inc. 2005 Long Term Incentive Plan) (as may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Plan”), and the Hornbeck Offshore Services, Inc. Director Compensation Policy, as amended, amended and restated, supplemented or otherwise modified from time to time (the “Director Compensation Policy”), Hornbeck Offshore Services, Inc (f/k/a Helix Energy Solutions Group, Inc.)., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) the number of Restricted Stock Units (the “RSUs”) set forth below. This award of RSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Non-Employee Director Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”), the Plan and the Director Compensation Policy, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Type of Award:	Restricted Stock Units

Participant:	[__________]

Date of Grant:	[__________]

Total Number of Restricted Stock Units:	[__________]

Vesting Schedule:	[__________]

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Director Compensation Policy, the Agreement and this Non-Employee Director Restricted Stock Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan, the Director Compensation Policy and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan, the Director Compensation Policy and this Grant Notice and have had an opportunity to obtain the advice of counsel prior to executing this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan, the Director Compensation Policy or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Notwithstanding any provision of this Grant Notice or the Agreement, if you have not executed this Grant Notice within 90 days following the Date of Grant set forth above, you will be deemed to have accepted this Award, subject to all of the terms and conditions of this Grant Notice, the Agreement, the Plan and the Director Compensation Policy.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

HORNBECK OFFSHORE SERVICES, INC.

By:
	Name:	[__________]
	Title:	[__________]

PARTICIPANT

Name: [__________]

SIGNATURE PAGE TO

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT GRANT NOTICE

EXHIBIT A

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT

This Non-Employee Director Restricted Stock Unit Award Agreement (together with the Non-Employee Director Restricted Stock Unit Grant Notice (the “Grant Notice”) to which this Non-Employee Director Restricted Stock Unit Award Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), by and between Hornbeck Offshore Services, Inc. (f/k/a Helix Energy Solutions Group, Inc.), a Delaware corporation (the “Company”), and [__________] (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1. Award. In accordance with the Director Compensation Policy, effective as of the Date of Grant, the Company hereby grants to the Participant the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement, the Plan and the Director Compensation Policy, each of which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and the Director Compensation Policy, as applicable, and this Agreement, the terms of the Plan or the Director Compensation Policy, as applicable, shall control. To the extent vested, each RSU represents the right to receive one share of Stock (a “Share”), subject to the terms and conditions set forth in the Grant Notice, this Agreement, the Plan and the Director Compensation Policy. Unless and until the RSUs have become vested in the manner set forth in the Grant Notice and Section 2, the Participant will have no right to receive any Shares or other payments in respect of the RSUs. Prior to settlement of this Award, the RSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.

2. Vesting of RSUs.

(a) General. Except as otherwise set forth in Section 2, the RSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice. Upon the Participant’s termination of service as a member of the Board (a “Termination of Service”) prior to the vesting of all of the RSUs (but after giving effect to any accelerated vesting pursuant to this Section 2), any unvested RSUs (and all rights arising from such RSUs and from being a holder thereof, including any Dividend Equivalent Rights) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.

(b) Termination of Service. Notwithstanding anything in the Grant Notice, this Agreement, the Plan or the Director Compensation Policy to the contrary, subject to Section 9 (as applicable):

(i) upon the Participant’s Termination of Service due to the Participant’s death or Disability, all RSUs shall immediately become vested as of the date of such Termination of Service;

(ii) upon the Participant’s Termination of Service due to removal from the Board without cause (as determined by the Board in good faith) or the Participant’s resignation from the Board (except in the event of a Change in Control, in which case the Participant’s RSUs will be treated in accordance with Section 2(c), or at a time when grounds for cause exist (as determined by the Board in good faith)), a Pro-Rated Amount of the RSUs shall immediately become vested as of the date of such Termination of Service;

(iii) upon the Participant’s Termination of Service for cause (as determined by the Board in good faith), all outstanding RSUs, whether or not vested (and all rights arising from such RSUs and from being a holder thereof, including any Dividend Equivalent Rights) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company; or

(c) Change in Control. Notwithstanding anything in the Grant Notice, this Agreement, the Plan or the Director Compensation Policy to the contrary, in the event of a Change in Control, all RSUs shall vest in full immediately prior to such Change in Control to the extent outstanding at such time.

(d) Definition. For purposes of this Agreement:

(i) “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment, after accounting for reasonable accommodations (if applicable and required by applicable law). The determination of whether an individual has a Disability shall be determined by the Committee, and the Committee may rely on any determination that the Participant is disabled for purposes of benefits under any long-term disability plan in which the Participant participates that is maintained by the Company or any Affiliate.

(ii) “Pro-Rated Amount” means the product, rounded up to the nearest whole number, of (i) the total number of unvested RSUs as of such Termination of Service and (ii) a fraction, (A) the numerator of which is the total number of calendar days that have elapsed from the Date of Grant through the date of the Participant’s Termination of Service and (B) the denominator of which is the total number of calendar days between the Date of Grant and the Vesting Date (or, if the Vesting Date is not yet determinable, the first anniversary of the Company’s most recent annual stockholder meeting).

3. Dividend Equivalent Rights. In the event that the Company declares and pays a regular cash dividend in respect of its outstanding Shares (which, for clarity, does not include any extraordinary cash dividend) and, on the record date for such dividend, the Participant holds RSUs granted pursuant to this Agreement that have not been settled, the Company shall record in a bookkeeping account an amount equal to the cash dividends the Participant would have received if the Participant was the holder of record, as of such record date, of a number of Shares equal to the number of RSUs held by the Participant that have not been settled as of such record date (the “Dividend Equivalent Rights”), and such Dividend Equivalent Rights shall be subject to the same terms and conditions, including with respect to vesting, forfeitability and transferability, as the underlying RSUs. All amounts, if any, payable as a result of such Dividend Equivalents Rights shall be paid to the Participant in cash (or, at the discretion of the Company, in Shares) on or following, but no later than 60 days after, the date that the underlying RSU vests. For purposes of clarity, if any of the RSUs are forfeited by the Participant pursuant to the terms of this Agreement, then the Participant shall also forfeit the Dividend Equivalent Rights, if any, accrued with respect to such forfeited RSUs. No interest will accrue on the Dividend Equivalent Rights between the declaration and payment of the applicable dividends and the settlement of the Dividend Equivalent Rights.

4. Settlement of RSUs. As soon as administratively practicable following the vesting of RSUs pursuant to Section 2, but in no event later than 60 days after such vesting date, the Company shall deliver to the Participant a number of Shares equal to the number of RSUs that vested on such vesting date. All Shares issued hereunder shall be delivered either by delivering one or more certificates for such Shares to the Participant or by entering such Shares in book-entry form, as determined by the Committee in its sole discretion. The value of Shares shall not bear any interest owing to the passage of time. Neither this Section 4 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind. No fraction of a Share shall be issued by the Company upon settlement of the RSUs. Instead, in the event that there is a fraction of an RSU that is vested, the number of vested RSUs shall be rounded up to the nearest whole number.

5. Taxes. Notwithstanding any other provision of this Agreement and to the extent applicable:

(a) The Company has the authority to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by applicable law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Company may withhold or the Participant may make such payment in accordance with Section 13.3 of the Plan.

(b) The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs to, or to cause any such Shares to be held in book-entry form by, the Participant or the Participant’s legal representative unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of the Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs.

(c) The Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the RSUs. The Company makes no representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or settlement of the RSUs or the subsequent sale of Shares. The Company does not commit and is under no obligation to structure the RSUs to reduce or eliminate the Participant’s tax liability.

(d) The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying Shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

(e) No fraction of a Share shall be issued by the Company upon settlement of the RSUs or accepted by the Company in payment of any withholding obligation; rather, the Participant shall provide a cash payment for any withholding amount as is necessary to effect the issuance and acceptance of only whole Shares.

6. Non-Transferability. During the lifetime of the Participant, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

7. Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Shares hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities. No Shares will be issued hereunder if such issuance would constitute a violation of any applicable law. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (together with all rules and regulations promulgated thereunder, the “Securities Act”) is in effect at the time of such issuance with respect to the Shares to be issued or (b) in the opinion of legal counsel to the Company, the Shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Shares hereunder will relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority has not been obtained. As a condition to any issuance of Shares hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law and to make any representation or warranty with respect to such compliance as may be requested by the Company.

8. Rights as a Stockholder. The Participant shall have no rights or privileges of a stockholder of the Company with respect to any Shares that may become deliverable hereunder unless and until the Participant has become the holder of record of such Shares and such Shares have been delivered to the Participant (including through electronic delivery to a brokerage account). No adjustments shall be made for dividends in cash or other property, distributions or other rights for which the record date is prior to the date of such issuance, recordation and delivery, except as otherwise specifically provided for in the Plan or this Agreement. Except as otherwise provided herein, after such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

9. Execution of Receipts and Releases. Any issuance or transfer of Shares or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided that any review period under such release will not modify the date of settlement with respect to vested RSUs.

10. No Right to Continued Service or Awards. Nothing in the adoption of the Plan or the Director Compensation Policy, nor the award of the RSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to a continued service relationship with the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such service relationship at any time. The grant of the RSUs is a one-time benefit that was made in accordance with the Director Compensation Policy and does not create any contractual or other right to receive a grant of Awards or benefits in the future in lieu of Awards in the future. Any future Awards will be granted in accordance with the Director Compensation Policy.

11. Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):

Hornbeck Offshore Services, Inc.

103 Northpark Blvd., Suite 300

Covington, LA 70433

Attention: [__________]

E-Mail: [__________]

If to the Participant, at the Participant’s last known address on file with the Company.

Notice shall be deemed to have been duly delivered (a) when delivered in person, (b) when sent by email (provided that the sender has not received any “bounce-back,” “out of office,” or similar message indicating that the email was not sent or received by the recipient) on a business day; provided that if a notice is sent by email after normal business hours of the recipient or on a non-business day, then it shall be deemed to have been received on the next business day after it is sent, (c) on the first business day after such notice is sent by express overnight courier service or (d) on the second business day following deposit with an internationally-recognized second-day courier service with proof of receipt maintained.

12. Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system, by reference to a location on a Company intranet to which the Participant has access, or to the Participant’s account with the Company’s equity plan administrator. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that the Participant’s electronic signature is the same as, and shall have the same force and effect as, the Participant’s manual signature.

13. Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable law.

14. Entire Agreement; Amendment. This Agreement (which, for clarity, includes the Grant Notice, the Plan and the Director Compensation Policy) constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the RSUs granted hereby. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan or the Director Compensation Policy; provided that except as otherwise provided in the Plan or this Agreement, any such amendment that materially impairs the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.

15. Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such right continues.

16. Company Recoupment of Awards. The Participant’s rights with respect to this Award shall in all events be subject to (a) any right that the Company may have under any Company recoupment or clawback policy or other agreement or arrangement with the Participant, and (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission or any other applicable law. The Participant’s acceptance of this Award will constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of any Company recoupment, clawback or similar policy that may apply to the Participant and this Award, whether adopted before or after the Date of Grant (whether though clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance therewith) and any applicable law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation or other similar action, and the Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or applicable law, without further consideration or action.

17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF DELAWARE LAW.

18. Venue. The Company, the Participant and any of the Participant’s permitted transferees, agree that any suit, action or proceeding arising out of or related to this Agreement shall be brought in the United States District Court for the District of Delaware (or should such court lack jurisdiction to hear such action, suit or proceeding, in the courts of the State of Delaware) and that all parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by applicable law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. Without limiting the generality of Section 15, if any one or more provisions of this Section 18 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

19. Conformity to Securities Laws. The Participant acknowledges that this Agreement is intended to conform to the extent necessary with all applicable laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, the RSUs shall be administered, granted and settled only in such a manner as to conform to applicable law. To the extent permitted by applicable law, the Plan and the Director Compensation Policy, this Agreement shall be deemed amended to the extent necessary to conform to applicable law.

20. Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the Person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.

21. Headings; References; Interpretation. Headings are for convenience only and are not deemed to be part of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references to “including” shall be construed as meaning “including without limitation.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. All references to “dollars” or “$” in this Agreement refer to United States dollars. Whenever the context may require, the singular form of nouns and pronouns shall include the plural and vice versa. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

22. Counterparts. The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail or via electronic acceptance in accordance with Section 12 shall be effective as delivery of a manually executed counterpart of the Grant Notice.

23. Section 409A. Notwithstanding anything in this Agreement, the Grant Notice, the Plan or the Director Compensation Policy to the contrary, the RSUs granted pursuant to this Agreement are intended to be exempt from the applicable requirements of Section 409A and shall be limited, construed and interpreted in accordance with such intent. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the RSUs provided under this Agreement are exempt from or compliant with Section 409A and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A.

[Remainder of Page Intentionally Blank]

A-8